SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 20, 2012
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	333-166225	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2012, Customers Bancorp, Inc. (the “Corporation”) entered into a definitive Stock Purchase Agreement (the “Agreement”), by and among the Corporation, Acacia Life Insurance Company (“Acacia”), and Ameritas Life Insurance Corp. (“Ameritas,” and together with Acacia, the “Sellers”) pursuant to which the Corporation will acquire all of the issued and outstanding capital stock of Acacia Federal Savings Bank (“Acacia FSB”) for a total purchase price of $65 million to be paid in voting Common Stock (resulting in Sellers holding a 9.9% voting ownership interest in the Corporation) (“Common Stock”), Class B Non-Voting Common Stock (resulting in Sellers holding a 19.9% total common ownership interest (voting and non-voting, taking into account outstanding securities convertible into common stock) in the Corporation) (“Non-Voting Common Stock”), and Perpetual Non-Cumulative Preferred Stock, Series C of the Corporation (with an aggregate liquidation value of $65 million minus the value of the Common Stock and Non-Voting Common Stock issued to Sellers) (“Preferred Stock,” and collectively with the Common Stock and the Non-Voting Common Stock issued to Sellers, the “Stock Consideration”).

In accordance with the terms of the Agreement, for a period beginning on the Closing Date and ending on the earlier to occur of the closing of an underwritten public offering by the Corporation or January 1, 2014, the Sellers will be restricted from selling, assigning, transferring or otherwise disposing of the Stock Consideration other than to an Affiliate.  The Corporation and Sellers are expected to enter into a separate Registration Rights Agreement at or prior to closing which will provide Sellers with piggyback and demand registration rights pursuant to which the Corporation may be required to prepare and file with the SEC one or more resale registration statements registering the Common Stock and Non-Voting Common Stock.

Certain assets and liabilities will be retained by Sellers including all outstanding 5/1 ARM interest only residential mortgage loans that were originated after December 31, 2004, all outstanding second lien residential mortgage loans, all non-performing loans, and all real estate owned as of the Closing Date.

The Agreement contains (a) customary representations and warranties of Sellers (on behalf of themselves and Acacia FSB) and of the Corporation, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements and information, and compliance with applicable laws; (b) covenants of Sellers to, among other things, (i) conduct the business of Acacia FSB in the ordinary course until the transaction is completed, (ii) remain solely responsible for any severance and other obligations related to the involuntary termination of any employee of Acacia FSB at or prior to the Closing, (iii) remain solely responsible for all payment obligations arising out of the Transition, Completion and/or Elimination of Bank Holding Company Status Bonus Agreements entered into between Acacia FSB and certain Acacia FSB employees prior to the Closing Date, (iv) not solicit proposals relating to an alternative acquisition or enter into discussions concerning, provide information in connection with any alternative acquisition proposal, approve or recommend any alternative acquisition proposal, or enter into an agreement or letter of intent related to an alternative acquisition proposal, and (v) provide the Corporation with a right of first refusal to purchase the Stock Consideration, subject to certain conditions, in the event Sellers intend to transfer the Stock Consideration, other than to an Affiliate, prior to the earlier of the closing of an underwritten public offering by the Corporation or the second anniversary of the Closing Date; and (c) covenants of the Corporation, among other things, related to retained employees after Closing.

Consummation of the transaction is subject to certain conditions, including, among others, the filing of certain governmental applications and notices, receipt of applicable regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, absence of a material adverse effect, and receipt by Sellers of confirmation from the Federal Reserve Board that the acquisition of the Stock Consideration and the consummation of the transactions contemplated by the Agreement will not result in Sellers or their Affiliates being deemed bank holding companies.

The Agreement also contains certain termination rights for Sellers and the Corporation, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: (i) final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Agreement; (ii) subject to certain conditions, that the Closing has not occurred by December 31, 2012; or (iii) a breach by the other party that is not or cannot be cured within 30 days.

On the Closing Date and for so long as Sellers maintain an ownership interest of at least 9.9% of the Corporation, subject to certain conditions including applicable regulatory consents and approvals, an individual designated by Sellers, and approved by the Buyer, will be appointed as a director of the Buyer, Customers Bank and Acacia FSB and, at the option of such individual, a member of each of the respective committees of such boards for which the individual qualifies.  In the event that applicable regulatory approval is not obtained with respect to the appointment of such individual to the boards of directors, Sellers may designate the individual as an advisory member of such boards and committees.

The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other party to the Agreement. In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement, and (c) may have been included in the Agreement for the purpose of allocating risk between Sellers and the Corporation rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety. All schedules to the Agreement including the schedules contained in the Disclosure Letters have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

FORWARD LOOKING STATEMENTS
In addition to historical information, this Current Report on Form 8-K may contain “forward-looking statements” which are made in good faith by the Corporation, pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements with respect to the acquisition of Acacia FSB and expected results and synergies therefrom, the Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, and financial condition, results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond the Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause the Corporation’s financial performance (including its performance following the acquisition of Acacia FSB) to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. The Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future events may have on the Corporation. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Corporation’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as well as any changes in risk factors that may be identified in its quarterly or other reports filed with the SEC. The Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Corporation or by or on behalf of Customers Bank.

Item 7.01	Regulation FD Disclosure

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 7.01 by reference.

On June 21, 2012, the Corporation issued a press release announcing its entry into the Agreement, which press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including the exhibits attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of June 20, 2012, by and among Customers Bancorp, Inc., Acacia Life Insurance Company, and Ameritas Life Insurance Corp.*

Exhibit 99.1	Press Release dated June 21, 2012

* All schedules to the Agreement including the schedules contained in the Disclosure Letters have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President
and Chief Financial Officer

Date:           June 21, 2012

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of June 20, 2012, by and among Customers Bancorp, Inc., Acacia Life Insurance Company, and Ameritas Life Insurance Corp.*

Exhibit 99.1	Press Release dated June 21, 2012

* All schedules to the Agreement including the schedules contained in the Disclosure Letters have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any schedules to the SEC upon its request.